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                                                                     EXHIBIT 3.8



                                    BY-LAWS
                                       OF
                            AETNA EXPORT SALES CORP.


                                   ARTICLE I
                                    OFFICES

     SECTION 1. PRINCIPAL OFFICE. The principal office of the corporation in the Virgin Islands shall be at the Citibank Building, Veterans Drive, Charlotte Amalie, St. Thomas, United States Virgin Islands and its registered agent at that address shall be RoyWest Trust Corporation (U.S. Virgin Islands) Limited.

     SECTION 2. OTHER OFFICES. The corporation may have such other offices and places of business, within or without the United States Virgin Islands, as shall be determined by the Board of Directors.

                                   ARTICLE II
                            MEETING OF STOCKHOLDERS

     SECTION 1. PLACE OF MEETING. Meeting of the shareholders may be held at such place or places, within or without the United States Virgin Islands, as shall be fixed by the directors and stated in the notice of the meeting; provided, however, that no such meeting may be held within the United States or the Commonwealth of Puerto Rico unless the corporation has elected under
Section 922 (b) (i) of the United States Internal Revenue Code of 1954, as amended, to be treated as a Small Foreign Sales Corporation (said election is hereinafter referred to as the "Small FSC Election").

     SECTION 2.  ANNUAL MEETING.  The annual meeting of shareholders shall be
held on the                    each year at the principal office of the
corporation, or such other location as may be designated in the notice of such meeting, or if such day be a legal holiday then on the first business day following, for the election of directors and for the transaction of such other business as may properly come before the meeting.

     SECTION 3. NOTICE OF ANNUAL MEETING. Notice of the time and place of holding such annual meeting shall be given either personally or by mailing, not less than ten (10) nor more than forty (40) days before such meeting, postage prepaid, by notice of such meeting in writing signed by the President or Vice-President or the Secretary or Assistant Secretary, directed to each stockholder of record entitled to vote at such meeting, at this address as it appears on the stock register of the corporation, unless he shall have filed with the Secretary of the corporation a


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written request that notices intended for him be mailed to the address designated in such request. Such notice shall briefly state the business to be transacted at the meeting. Any and all notices of the meeting may be waived in writing by any stockholder.

     SECTION 4. QUORUM. The presence of the holders of a majority of the issued and outstanding stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of shareholders for the transaction of business. If such majority is not present or represented, those present in person or by proxy shall have the power to adjourn the meeting.

     SECTION 5. SPECIAL MEETINGS. Special meetings of shareholders for any purpose or purposes may be called by any member of the Board of Directors or by the President, and shall be called by the President or the Secretary at the request in writing by the shareholders of record owning a majority of the stock of the entire capital stock of the corporation then issued and outstanding.

     SECTION 6. NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting of the shareholders stating the time, place and purpose thereof, shall be served either personally or by mailing in the same manner as the annual meeting. Stockholders entitled to vote at an annual meeting may vote at a special meeting. Any and all notices of the meeting may be waived in writing by any shareholders.

     SECTION 7. VOTING. At meetings of shareholders, only such persons shall be entitled to vote in person or by proxy who appear as shareholders upon the transfer books of the corporation for twenty (20) days immediately preceding such meeting.

     SECTION 8. ACTION BY WRITTEN CONSENT OF SHAREHOLDERS. Whenever by any provision of statute of or Articles of Incorporation or of these By-Laws, the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with provided: a) all the shareholders who would have been entitled to vote upon the action if such meeting were held consent in writing to such corporate action being taken; b) the granting of such consent in lieu of a meeting is permissible under the United States Internal Revenue Code of 1954, as amended, and the regulations issued pursuant thereto and the laws of United States Virgin Islands applicable to Foreign Sales Corporations.

                                  ARTICLE III
                             DIRECTORS AND OFFICERS

     SECTION 1. NUMBER. The affairs of this corporation shall be managed by a Board of Directors who need not be shareholders. Directors shall be not less than three (3) in number. Except for the first Board of Directors as elected by the incorporators of the corporation, directors shall be elected at the annual meeting of the shareholders to serve for one (1) year and


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until successors shall be elected and qualified.  The Directors shall be chosen by a majority vote of the shareholders voting in person or by proxy at such election.

     SECTION 2. VACANCIES. Vacancies in the Board of Directors occurring during the year shall be filled for the unexpired term by a majority vote of the remaining directors at any special meeting called for that purpose or at any regular meeting of the Board. Whenever the number of directors shall be increased pursuant to law such increase shall be deemed to create vacancies in the Board and be filled in the manner prescribed herein.

     SECTION 3. REMOVAL. The shareholders at a special meeting called for such purpose by a majority vote may remove any director with or without cause at any time whether or not the term for which such director was originally elected had expired, and may also elect another director to fill such vacancy.

     SECTION 4. MEETING. Regular meetings of the Board of Directors may be held without notice at such time and place as shall be determined by the Board of Directors from time to time both within and without the United States Virgin Islands, but not within any of the fifty states of the United States or the Commonwealth of Puerto Rico unless the corporation has made a Small FSC Election. A director shall be deemed to be present at a meeting if he participates by telephone or other electronic means and all directors participating at the meeting are able to hear each other.

     SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be called by the President or Secretary upon three (3) days' notice in writing on the written request of any director.

     SECTION 6. QUORUM. A quorum of the Board of Directors for the transaction of business shall be constituted by the presence of at least one-third of the total number of directors; provided, however, that the minimum number of directors to constitute a quorum shall not be less than two (2) directors.

     SECTION 7. POWERS. Immediately after the annual meeting of shareholders the Board of Directors shall choose a President, who shall be from their own number, a Secretary and Treasurer and such other officer, or officers, as they shall establish who need not be members of the Board of Directors. Any person may hold more than one office except for the President and Secretary.
     The Board of Directors shall have charge of the management of all the affairs of the corporation and appoint all committees. All of their acts shall require a majority vote of the members of the Board of Directors present and voting.
     The Board of Directors may adopt such rules and regulations for the conduct of their meetings and management of the affairs of the corporation as may be deemed to be proper, and not inconsistent with the laws of the United States Virgin Islands or the laws of any country, state or municipality which may be applicable thereto or these By-Laws.

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     In addition to the power of these By-Laws expressly conferred upon them, the Board of Directors may exercise such powers and do such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws required to be exercised by the shareholders.

     SECTION 8. VOTING. At all meetings of the Board of Directors, each director is to have one vote irrespective of the number of shares of stock he may hold.

     SECTION 9. REMUNERATION. The remuneration of the Board of Directors shall be determined from time to time by the shareholders of the corporation at the annual meeting. Such remuneration shall be deemed to accrue from day to day. The directors may also be paid all traveling, hotel and other expense properly incurred by them in attending and returning from meetings of the Board of Directors or of the shareholders of the corporation or in connection with the business of the corporation; provided that nothing herein contained shall be construed to preclude any director or his firm from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees and others who attend, pursuant to direction made by vote of the Board of Directors, may be allowed a fixed sum and expenses for attending committee meetings.

     SECTION 10. ACTION BY CONSENT. Any action required or permitted to be taken by a vote of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all directors entitled to vote with respect to the subject matter thereof. Such consent shall be filed with the minutes of the proceedings of the Board and shall have the same force and effect as a unanimous vote of the Board of Directors. A telex message from a director expressly consenting to the action taken shall constitute the required written consent of that director.

                                   ARTICLE IV
                        OFFICERS AND POWERS OF OFFICERS

     SECTION 1. OFFICERS. Officers of the corporation shall be a President, Secretary and Treasurer, who shall hold office for one year and until their successors are chosen and qualify in their stead. The president shall be a director of the corporation. Any two offices may be held by the same person except the offices of President and Secretary. Any office elected or appointed by the Board of Directors may be removed at any time by an affirmative vote of a majority of the Board of Directors. The Board of Directors may at any time that they shall deem advisable establish additional officerships to those named herein and elect persons to fill such officerships as hereinafter provided, and such officers shall hold said offices under the same provisions as provided with respect to the officership specifically named herein.

     SECTION 2. THE PRESIDENT. The President shall be the executive officer of the Corporation. He shall preside at all meetings of the shareholders and directors and shall sign such contracts and papers as are requisite for the proper conduct of the corporation's business.



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     SECTION 3. VICE-PRESIDENTS.  In the absence or disability of the
President, a Vice-President appointed by the Board of Directors, may perform the duties and exercise the powers of the President and shall perform such other duties as may be imposed upon him by the Board of Directors.

     SECTION 4. THE SECRETARY. The Secretary shall attend all sessions of the Board of Directors and all meetings of shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall cause to be given notice of all meetings of shareholders and directors and shall perform such other duties as appertain to this office. He shall keep in safe custody and seal of the corporation and, when authorized by the Board of Directors, affix it when required to any instrument. He shall be transfer agent for the transfer of all certificates of stock.

     SECTION 5. ASSISTANT-SECRETARY. In the absence or disability of the Secretary, an Assistant-Secretary, appointed by the Board of Directors, may perform the duties and exercise the powers of the Secretary and shall perform such other powers as may be imposed upon him by the Board.

     SECTION 6. THE TREASURER. The Treasurer shall have the custody of all the corporation's funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for disbursements, and shall render to the President and Directors, or whenever they may require it, an account of all his transactions as Treasurer, and of the financial condition of the corporation.

     SECTION 7. VACANCIES. If any office becomes vacant for any reason during the term thereof, the directors in office, although less than a quorum, by a majority vote may appoint a qualified successor who shall hold office for the unexpired term.

     SECTION 8. DELEGATION OF DUTIES. Duties of officers may be delegated in case of the absence of any officer of the corporation or for any other reason that the Board of Directors may deem sufficient. The Board of Directors may delegate the powers or duties of such officer to any other officer or to any director for the time being, provided a majority of the entire Board of Directors concurs therein.

     SECTION 9. REMUNERATION. The officers shall receive such salary or compensation as may be determined and fixed by the Board of Directors.




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                                   ARTICLE V
                       CERTIFICATES AND TRANSFER OF STOCK

     SECTION 1. FORM AND EXECUTION OF CERTIFICATES. The certificates of stock of the corporation shall be numbered and registered as they are issued. They shall exhibit the holder's name and the number of shares. They shall be signed by the President, Secretary or Treasurer, and sealed with the seal of the corporation.

     SECTION 2. TRANSFERS. Transfers of stock shall be made on the books of the corporation by the person named in the certificate, or by his attorney lawfully constituted, and upon surrender of such certificate, such surrender of stock shall be entered on the stock books of the corporation which shall be kept at its principal office in the United States Virgin Islands.

     SECTION 3. RECORD DATE. The transfer of books by resolution of the Board of Directors may be closed for a period not exceeding fifty (50) days prior to any meeting of the shareholders. No transfer shall be made upon the books of the corporation within twenty (20) days next preceding the annual meeting of shareholders.

                                   ARTICLE VI
                                     VOTING

     Every proxy must be executed in writing by the stockholder himself or by his duly authorized attorney. No proxy shall be valid after the expiration of one (1) year from the date of its execution unless it shall have specified therein the length of time it is to continue in force, which shall be for some limited period. Every proxy shall be revocable by the person executing it.

                                  ARTICLE VII
                                   DIVIDENDS

     SECTION 1. The directors may declare dividends out of the profits of the corporation at such time and in such amounts as the Board of Directors from time to time may designate by the majority vote.

     SECTION 2. Before payment of any dividends or making any distribution of profits, there may be set aside out of the net profits of the corporation such sum or sums as the Directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the corporation or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation.



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                                ARTICLE VIII
                             BILLS, NOTES, ETC.

     All bills, notes payable, checks or other negotiable instruments of the corporation shall be made in the name of the corporation and shall be signed by officer or officers as the Board of Directors may from time to time designate, and the funds of the corporation shall be deposited in such depositories, banks or trust companies as the Board of Directors may designate from time to time.

                                   ARTICLE IX
                                   AMENDMENTS

     These By-Laws may be amended by: (a) a majority vote of the holders of all of the issued and outstanding stock of the corporation entitled to vote at any annual or special meeting of the shareholders provided that notice of intention to amend shall have been contained in the notice of the meeting, or
(b) the majority vote of all directors present at a meeting of the Board of Directors called for that purpose.

                                   ARTICLE X
                                WAIVER OF NOTICE

     SECTION 1. Any stockholder, director or officer may waive in writing, by telegram, telex or cable any notice required to be given under these By-Laws. The presence of any person at a meeting shall constitute waiver of notice thereof as to such person.

     SECTION 2. Whenever under the provisions of these By-Laws, notice is required to be given to any stockholder, director or officer, it shall not be construed to mean personal notice, but such notice may be given by: (a) telegram, telex or cable in which event notice shall be deemed to have been given upon the receipt by the sender of an acknowledgment of receipt of such telegram, telex or cable, or (b) depositing such notice, postage prepaid, in a post office or letter box, addressed to such shareholders, director or officer, to the address as it appears on the books of the corporation and such notice shall be deemed to have been given ten (10) days after the time said notice was mailed.

                                   ARTICLE XI
          INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

     SECTION 1. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other


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enterprise, against expenses (including attorney fees),  judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if:
     (a) he acted:
         (i)   in good faith; and
         (ii) in a manner he reasonably believed to be in or not opposed to the best interest of the corporation; and
     (b) with respect to any criminal action or proceeding he had no reasonable cause to believe his conduct was unlawful.
The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create, of itself, a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 2. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted:
     a) in good faith; and
     b) in a manner he reasonably believed to be in or not opposed to the best interest of the corporation.
However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was bought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     SECTION 3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article XI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him in connection therewith.

     SECTION 4. Any indemnification under Sections 1 and 2 of this Article XI (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the


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circumstances because he had met the applicable standard of conduct set forth in said sections.  Such determination shall be made:
      a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding;
      b) if such quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or
      c)   by the stockholders.

     SECTION 5. Expenses incurred in defeating a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amounts unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article XI.

     SECTION 6. The indemnification provided by this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators of such persons.

     SECTION 7. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section.

     SECTION 8. For the purpose of this Article XI, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.



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                                  ARTICLE XII
                                      SEAL

     The seal of the corporation shall be in the form of a circle and shall bear the name of the corporation and the year of its incorporation.

                                  ARTICLE XIII
                                  FISCAL YEAR

     The fiscal year of the corporation shall end on such date as may be set from time to time by the directors of the corporation.


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